Exhibit 10.8

____________ __, 2018

HL Acquisitions Corp.

499 Park Avenue, 12th Floor

New York, New York 10022

EarlyBirdCapital, Inc.

366 Madison Avenue, 8th Floor

New York, New York 10017

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between HL Acquisitions Corp., a British Virgin Islands company (the “Company”), and EarlyBirdCapital, Inc., as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share of the Company, no par value (the “Ordinary Shares”), one right entitling the holder to receive one-tenth (1/10) of one ordinary share (the “Rights”), and one warrant, each warrant exercisable for one Ordinary Share (each, a “Warrant”). Certain capitalized terms used herein are defined in Section 4 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.       In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company for any debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account below $10.00 per share; provided that such indemnity shall not apply (i) if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

2.       In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

3.       This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The undersigned irrevocably agrees to appoint Graubard Miller as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

4.       As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Trust Agreement” shall mean the Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company being entered into in connection with the IPO and governing the use of funds held in the Trust Account; (iii) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the IPO will be deposited; and (iv) “Registration Statement” means the Company’s registration statement on Form S-1 (SEC File No. 333-225520) filed with the Securities and Exchange Commission.

5.       This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6.       Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

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MCP V — Bushwick LLC
Print Name of Insider

By:
Name:
Title:

Acknowledged and Agreed:

HL ACQUISITIONS CORP.

By:
Name:
Title:

EARLYBIRDCAPITAL, INC.

By:
Name:
Title:

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